Exhibit 4.6

ESCROW AGREEMENT

This Escrow Agreement, dated as of July 22, 2010 (this “Agreement”), is entered into by and among China Agricorp, Inc., a Nevada corporation (the “Company”), Primary Capital, LLC (the “Placement Agent”), and Interwest Transfer Company, Inc. (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company, through the Placement Agent, is offering 10% convertible promissory notes in the principal amount of up to $4,500,000 (the “Maximum Amount”) due one year after the date of the first closing of the sale thereof (the “Notes”) on a “best efforts” basis (the “Offering”);

WHEREAS, there is no minimum amount of subscriptions which must be accepted in order for the Company to accept any subscriptions and sell Notes, and the Maximum Amount may be increased to $4,950,000 by the mutual consent of the Company and the Placement Agent;

WHEREAS, the Company and the subscribers of the Notes (the “Subscribers”) desire to deposit the subscription monies with the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement; and

WHEREAS, Escrow Agent is willing to hold such subscription monies in escrow in subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.   Appointment of Interwest Transfer Company.

1.1           The Company hereby appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

1.2           The parties hereto shall establish a non-interest bearing escrow account (the “Escrow Account”) with the Escrow Agent, bearing the designation “China Agricorp. Subscription Escrow Account.”

2.   Delivery of the Escrowed Funds.

2.1           The Company will direct the Subscribers to deliver their subscription funds to the Escrow Agent by check or wire transfer.   All such checks shall be made payable to “Interwest Transfer Company, Inc.” and shall be delivered to the Escrow Agent at its address set forth on Exhibit A hereto.  All such wires shall be sent as follows:

Domestic Wires

Account Name:                        Interwest Transfer Co, Inc Escrow Agent F/B/O China Agricorp,Inc.
Bank:                                          ___________________
Account No.:                            ___________________
ABA No:                                   ___________________

International Wires

SWIFT No.:                               ___________________
Beneficiary Bank:                     ___________________
Account Name:                        ___________________
Account No.:                            ___________________

2.2           In addition to the remittance of its subscription funds, each Subscriber shall deliver to the Escrow Agent a written account of subscription in the form attached hereto as Exhibit B (the “Subscription Information”).

2.3           Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the Company together with any documents delivered therewith.  Each check received by the Escrow Agent from a Subscriber shall be deposited in the Escrow Account by noon of the business day next following receipt of such check; provided that such check shall not be deemed deposited in the Escrow Account until the Escrow Agent has received the Subscription Information from such Subscriber.  The Escrow Agent will notify the Company and the Placement Agent if any subscription check received by it is not preceded or accompanied by the Subscriber’s Subscription Information.  If the Escrow Agent does not receive the Subscription Information relating to an Subscriber prior to close of business on the fifth business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Utah) after notifying Company thereof, the Escrow Agent shall return the subscription funds to the Subscriber.

2.4           In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received the Subscriber’s Subscription Information, the Escrow Agent shall notify the Company and the Placement Agent.  A Subscriber’s wire transfer of subscription funds to the Escrow Agent shall not be deemed deposited in the Escrow Account until the Escrow Agent has received the Subscription Information from such Subscriber.  If the Escrow Agent does not receive the Subscription Information relating to an Subscriber prior to close of business on the fifth business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Utah) after notifying Company thereof, the Escrow Agent shall return the subscription funds to the Subscriber.

2.5           The Escrow Agent shall deposit all subscription funds received by it into the Escrow Account.  All subscription funds deposited in the Escrow Account which have cleared the banking system are referred to as the “Escrowed Funds.”

3.  Disbursement of Escrowed Funds.   The Escrow Agent will disburse the Escrowed Funds as follows:

3.1           Upon receipt by the Escrow Agent of joint written notice from the Company and the Placement Agent (the “Closing Notice”) stating that the Company has accepted subscriptions for Notes, which notice shall set forth the principal amount of the Notes for which subscriptions were so accepted (the “Accepted Amount”), the Escrow Agent shall deliver to the Company that portion of the Escrowed Funds equal to the Accepted Amount, less (a) 11% of such Accepted Amount, which shall be delivered to the Placement Agent or its designees in payment of its fees and non-accountable expense allowance, (b) 7.5% of such Accepted Amount, which will held by the Escrow Agent in a subaccount to the escrow account (the “Subaccount”) pursuant to this Agreement and used to pay the first three scheduled quarterly interest payments on such Notes, and (c) 10% of such Accepted Amount, which will held by the Escrow Agent in the Subaccount pursuant to this Agreement and used to pay certain expenses of the Company as determined by the Placement Agent.  It is contemplated that subscriptions may be accepted on more than on occasion during the Offering, and that the Company and the Placement Agent may issue more than one Closing Notice to the Escrow Agent pursuant to this Section 3.1, but in no event shall (i) the aggregate of all Accepted Amounts exceed the Maximum Amount, or (ii) the aggregate amount retained pursuant to Section 3.1(c) exceed $450,000.

3.2           The Escrow Agent shall remit monies from the Subaccount for the payment of interest on the Notes upon the receipt of written instructions from the Placement Agent in substantially the form of Exhibit C hereto.   In addition, the Escrow Agent shall remit monies from the Subaccount for the payment of certain other expenses of the Company upon the receipt of written instructions from the Placement Agent in substantially the form of Exhibit D hereto.

3.3           If subscriptions are received in excess of the Maximum Amount, then the Escrow Agent shall notify the Company and the Placement Agent thereof, and shall remit to those subscribers whose subscriptions are not being accepted that portion of their subscription funds that were rejected, without interest thereon or deduction therefrom, as set forth in written instructions delivered to the Escrow Agent by the Placement Agent.

3.4           In the event this Agreement, the Escrowed Funds or the Escrow Agent (in its role as escrow agent hereunder) becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto.  The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrowed Funds, is threatened with litigation in connection with its role as escrow agent, or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.5           In the event that the Escrow Agent does not receive a Closing Notice with respect to Escrowed Funds (i.e., Escrowed Funds exceeding the aggregate of all Accepted Amounts) by July 31, 2010 (or such later date as shall be agreed to in writing by all of the parties to this Agreement), then all such Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4.           Exculpation and Indemnification of Escrow Agent

4.1           The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any such payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent relating to the Escrowed Funds as provided herein, the Escrow Agent shall not be obligated to recognize any agreement between or among the Placement Agent, the Company, or any Subscriber, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2           The  Escrow Agent shall not be liable to the Company, any Subscriber or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document, which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3           The  Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, any Subscriber, the Placement Agent or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4           The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the  Company, any Subscriber, the Placement Agent or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5           To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds (other than taxes with respect to interest income retained by the Escrow Agent hereunder), or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose.  The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6

4.6           The  Escrow Agent will be indemnified and held harmless by the  Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which it may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

4.7           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safe the subscriptions and subscription payments received, until the questions regarding its duties and rights are clarified to its satisfaction or it shall be directed otherwise by a final judgment of a court of competent jurisdiction.

4.8           No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

4.9           Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

4.10           IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

4.11           For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.           Termination of Agreement and Resignation of Escrow Agent

5.1           This Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the  Company under Section 4 shall survive the termination hereof.

5.2           The  Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least five (5) business days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent jointly appointed by the Company and the Placement all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent shall deposit the Escrowed Funds with the clerk of the court of competent jurisdiction.

6.           Form of Payments by Escrow Agent

6.1           Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the party or parties authorized hereunder to give instructions to the Escrow Agent with respect to such remittance.

6.2           All amounts referred to herein are expressed in United States dollars and all payments by the Escrow Agent shall be made in such dollars.

7.           Compensation.  The Escrow Agent shall be entitled to the following compensation from the Company in full consideration for its services hereunder:

7.1           The Company shall pay a $1,000 documentation fee to the Escrow Agent concurrently with the delivery of the first Closing Notice.

7.2 The Company shall pay a $150 closing fee to the Escrow Agent concurrently with the delivery of each Closing Notice.

7.3           The Company hereby agrees that Escrow Agent shall retain 100% of the interest earned during the time the Escrowed Funds are held in escrow hereunder.

8.           Notices.   Any notice herein required or permitted to be given shall be in writing and shall be delivered personally, by nationally-recognized overnight courier or by facsimile machine confirmed telecopy to the applicable addresses set forth below (or to such other address as a party may designate by written notice in accordance with the provisions of this Section 8), and shall be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a business day, (b) the next business day after the date of transmission if such notice or communication is delivered via fax on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on a business day, (c) the first  business day after the date of mailing if sent by U.S. nationally recognized overnight courier service for next business day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be as set forth in Exhibit A hereto.

9.           Further Assurances      From time to time on and after the date hereof, the  Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.           Consent to Service of Process        The Company hereby irrevocably consents to the jurisdiction of the courts of the State of Utah and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made in the manner set forth in section 8 above.

11.           Miscellaneous

11.1           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The  terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2           This Agreement and the rights and obligations hereunder of the Company may not be assigned.  This Agreement and the rights and obligations hereunder of the Escrow Agent and the Placement Agent may be assigned by the Escrow Agent or the Placement Agent, respectively.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the parties hereto.  This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Utah. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.           Execution of Counterparts          This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

INTERWEST TRANSFER COMPANY, INC.

By: /s/ Kurtis Hughes______________________
Kurtis Hughes, Vice-President

CHINA AGRICORP, INC.

By: /s/ Hexi Feng_________________________
Hexi Feng, President and Chief Executive Officer

PRIMARY CAPITAL, LLC

By: /s/ John Leo__________________________
John Leo, President

EXHIBIT A

PARTIES TO AGREEMENT

China Agricorp, Inc.
[address]
Facsimile:  _______________

Interwest Transfer Company, Inc.
1981 Murray Holladay Road, Suite 100
Salt Lake City, UT 84117
Facsimile:

Primary Capital, LLC
80 Wall Street, 5th Floor
New York, NY 10005
Facsimile:

EXHIBIT B

SUBSCRIPTION INFORMATION

Name of Subscriber                 ________________________________

Address of Subscriber            ________________________________

                                                    ________________________________

                                                                    ________________________________

Amount of Securities
Subscribed                                ________________________________

US Dollar Amount
Submitted                                  ________________________________

Taxpayer ID Number/
Social Security Number           ________________________________

EXHIBIT C
INTEREST RELEASE INSTRUCTIONS

Pursuant to that certain Escrow Agreement (the ”Escrow Agreement”), dated as of July [22], 2010, by and among China Agricorp, Inc., Primary Capital, LLC (the “Placement Agent”), and Interwest Transfer Company, Inc. (the “Escrow Agent”), the Placement Agent hereby instructs the Escrow Agent to release funds from the Subaccount (as defined in the Escrow Agreement) for the payment of interest on the Notes in the amount and manner described below.

Please disburse to:                   ________________________________

Amount to disburse:               ________________________________

Form of distribution:                ________________________________

Payee:
                               Name:                         ________________________________
                              Address:                     ________________________________
                              City/State:                   ________________________________
                              Zip:                               ________________________________
                                        Bank:                            ________________________________
                                                          ________________________________

Statement of event or condition which calls for this request for disbursement:
_______________________________________________________________
_______________________________________________________________

Disbursement approved by:

Primary Capital, LLC

_______________________________
_______________________________
Name:                                                                                     Date
Title:

EXHIBIT D

EXPENSE RELEASE INSTRUCTIONS

Pursuant to that certain Escrow Agreement (the ”Escrow Agreement”), dated as of July [22], 2010, by and among China Agricorp, Inc., Primary Capital, LLC (the “Placement Agent”), and Interwest Transfer Company, Inc. (the “Escrow Agent”), the Placement Agent hereby instructs the Escrow Agent to release funds from the Subaccount (as defined in the Escrow Agreement) for the payment of certain expenses in the amount and manner described below.

Please disburse to:                  ________________________________

Amount to disburse:               ________________________________

Form of distribution:                ________________________________

Payee:
                              Name:                           ________________________________
                              Address:                     ________________________________
                              City/State:                   ________________________________
                              Zip:                               ________________________________
                              Bank:                            ________________________________
                                                          ________________________________

Statement of event or condition which calls for this request for disbursement:
_______________________________________________________________
_______________________________________________________________

Disbursement approved by:

Primary Capital, LLC

_______________________________
_______________________________
Name:                                                                            Date
Title: